Exhibit 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER

      The undersigned chief financial officer of the Registrant does hereby certify that this Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934, as amended, and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Registrant at the dates and for the periods shown in such report.

      Dated August 13, 2003                       By /s/Edward B. Kornfeld
                                                     ---------------------
                                                     Edward B. Kornfeld
                                                     Senior Vice President
                                                     and Chief Financial Officer